UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2006 (October 31, 2006)

SEITEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14488	76-0025431
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10811 S. Westview Circle Drive

Building C, Suite 100

Houston, Texas 77043

(Address of Principal Executive Offices)

(713) 881-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2006, Seitel, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Seitel Holdings, LLC, a Delaware limited liability company (“Parent”), and Seitel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Board of Directors of the Company approved the Agreement on the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

Under the terms of the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent is owned by a private investment fund, ValueAct Capital Master Fund, L.P. (“ValueAct Capital”). At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by ValueAct Capital, Parent, Merger Sub, the Company or its subsidiaries and any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $3.70 in cash, without interest.

The Company has made customary representations, warranties and covenants in the Agreement, which expire at the effective time of the Merger. The Company may not, subject to exceptions that permit the Company’s Board of Directors to take actions required by their fiduciary duties, solicit competing proposals or participate in any discussions or negotiations regarding alternative proposals.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is subject to a debt financing condition and various other conditions, including approval of the Merger by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. In addition to approval of the Merger by the Company’s stockholders as required under Delaware law, consummation of the Merger is also subject to the approval by the holders of a majority of the shares of common stock not held by ValueAct Capital or Parent and voted at the stockholders’ meeting on the Merger. The parties expect to close the transaction by early 2007.

The Agreement may be terminated under certain circumstances, including if the Company’s Board of Directors has determined in good faith that it has received a superior proposal and otherwise complies with certain terms of the Agreement. Upon the termination of the Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $1,000,000 and under specified circumstances, the Company will be required to pay Parent a termination fee of $17,000,000.

In connection with the Agreement, ValueAct Capital will contribute 9,459,460 shares of Common Stock to Parent, which shares will be held by Parent subject to the terms and conditions of a Support Agreement among ValueAct Capital, Parent and the Company (the “Support

Agreement”). Under the terms of the Support Agreement, ValueAct Capital and Parent have agreed to vote their shares of Common Stock in favor of the Agreement or any agreement related to a superior proposal approved by the Board of Directors and to maintain Parent’s unencumbered ownership of its 9,459,460 shares of Common Stock through the later of the effective time of the Merger or the resolution of any dispute between the Company and Parent relating to the Agreement.

Although no agreements have yet been entered into, it is anticipated that the President and Chief Executive Officer of the Company, Robert D. Monson, together with certain other members of senior management, will negotiate and enter into arrangements to continue their employment with the Company after the Merger and contribute a portion of their proceeds from the Merger to Parent for equity in Parent. The Merger is not conditioned upon the effectiveness of any of such agreements.

The foregoing summary of the Agreement and the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1, and the Support Agreement, which is filed as Exhibit 2.2, each of which is incorporated herein by reference.

The Special Committee engaged William Blair & Company (the “Financial Advisors”) to serve as financial advisors to the Special Committee. On October 31, 2006, the Financial Advisors delivered an opinion to the Special Committee and the Board of Directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of the Company (other than ValueAct Capital and its affiliates).

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information Regarding the Merger will be Filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Seitel, Inc., 10811 South Westview Cir. Dr., Suite 100 Building C, Houston, Texas, 77043, telephone (832) 295-8300, or from the Company’s website, www.seitel-inc.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2006. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 2.02. Results of Operations and Financial Condition

The Company hereby incorporates by reference into this Item 2.02 the press release issued by the Company on November 1, 2006 with respect to its financial results for the third quarter ended September 30, 2006. The press release is furnished as Exhibit 99.2.

The earnings release includes cash resales and cash margins, which are non-GAAP financial measures, and the related reconciliations to total revenue and operating income, respectfully, the most directly comparable GAAP measures.

Management uses these non-GAAP financial measures because they provide meaningful information to assist in the evaluation and management of the Company’s operations. Volatility in the trend for cash resales over several consecutive quarters could indicate changing market conditions. Cash margin is helpful in determining the level of cash from operations available for debt service and capital expenditures (net of customer underwriting). These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results prepared in accordance with GAAP. Such measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The information in this Item 2.02 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On October 31, 2006, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in the Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 31, 2006, among the Company, Seitel Holdings, Inc. and Seitel Acquisition Corp.*

Exhibit 2.2	Support Agreement, dated as of October 31, 2006, among the Company, Seitel Holdings, Inc. and ValueAct Capital Master Fund, L.P.

Exhibit 99.1	Press Release, dated November 1, 2006

Exhibit 99.2	Press Release dated November 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2006	SEITEL, INC.

	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 31, 2006, among the Company, Seitel Holdings, Inc. and Seitel Acquisition Corp.*

2.2	Support Agreement, dated as of October 31, 2006, among the Company, Seitel Holdings, Inc. and ValueAct Capital Master Fund, L.P.

99.1	Press Release, dated November 1, 2006

99.2	Press Release dated November 1, 2006.

*	Schedules and Exhibits omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.